EXHIBIT 99.B

                  1996 DIRECTOR RESTRICTED STOCK AWARD PLAN

                                      of

                         READING & BATES CORPORATION



     1. Purposes. The purposes of Reading & Bates Corporation 1996 Director Restricted Stock Award Plan (the "Plan") are to retain non-employee members of the Board of Directors and reward them for making major contributions to the success of Reading & Bates Corporation, a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined).

     2.     Definitions.   As used  herein, the  terms set  forth below  shall
have the following respective meanings:

            "Award" means the grant of a restricted stock award to a Participant pursuant to this Plan and any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

            "Award Agreement" means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

            "Board" means the Board of Directors of the Company.

            "Common Stock" means the Common Stock, par value $0.05 per share, of the Company.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Change of Control" means as defined in Paragraph 16 hereof.

            "Committee" means such committee of the Board as is designated by the Board to administer the Plan. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3 and shall initially consist of not less than two members of the Board who are "disinterested persons" within the meaning of such Rule.

            "Director" means an individual serving as a member of the Board.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

            "Fair Market Value" means, as of a particular date, (i) if the shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the principal such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such sale was so reported, (ii) if the shares of Common Stock are not so listed but are quoted in the NASDAQ National Market System, the mean between the highest and lowest sales price per share of Common Stock on the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, of, if not reported by NASDAQ, by the National Quotation Bureau, Inc.

            "Participant" means a member of the Board who is not an employee of the Company or any of its subsidiaries and to whom an Award have been made under this Plan.

            "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

            "Subsidiary" means any corporation of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation.

     3. Common Stock Available for Awards. There shall be available for Awards granted wholly or partly in Common Stock during the term of this Plan an aggregate of 54,000 shares of Common Stock. The Board of Directors and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to Awards.

     4. Administration. This Plan, with the exception of any and all determinations concerning the pricing, granting, timing, or amount of, or eligibility for, Awards under this Plan (which pricing, granting, timing, amount and eligibility are automatic and determined on a fixed basis under
Section 6 of this Plan) shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Paragraph 5 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

     5. Delegation of Authority. Subject to Paragraph 4, the Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to price or grant Awards to, or take other action with respect to, Participants.

     6. Restricted Stock Awards. Subject to the provisions of Paragraph 15 of this Plan, at the Effective Date each member of the Board who is not an employee of the Company or any of its Subsidiaries is granted a one-time Award of 9,000 shares of Common Stock, subject to the conditions set forth
below  and  in  the Award  Agreement  (the  "Restricted  Stock").    Shares of
Restricted Stock granted hereunder to the Participant may not be sold, assigned, transferred, pledged or otherwise encumbered from the date of grant until said shares shall have become vested in the Participant (and restrictions terminated thereon). Thirty-three and one-third percent (33 1/3 % ) of the total number of shares of Restricted Stock awarded hereunder shall vest on each of January 1, 1998, January 1, 1999 and January 1, 2000; provided, however, that the Participant shall not be vested in shares of Restricted Stock which would be vested as of a given date if the Participant has not continuously remained a member of the Board of Directors of the Company from the Effective Date through such date (other than by reason of Participant's death, disability, retirement after the age of 65 or Change of Control of the Company, as defined in Paragraph 16 hereof), in which event all of the Participant's rights to such Restricted Stock shall terminate without any payment of consideration by the Company, and such Restricted
Stock shall be returned to the Company and canceled. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the Chief Executive Officer or any Vice President of the Company for and on behalf of the Company.

     7. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery of shares of Common Stock under this Plan, an appropriate number of shares of Common Stock for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     8. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purposes permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any Award granted to such Participant shall be made without such Participant's consent and (ii) no amendment or alteration shall be effective (a) if any such amendment would cause any Participant not to be a "disinterested person" under Rule 16b-3, or (b) prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements. Notwithstanding the foregoing, this Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

     9. Termination of Service. If a Participant's service as a Director is terminated [for any reason other than resignation or refusal to serve after having been nominated to serve by the Board (unless such resignation or refusal to serve is due to total and permanent physical or mental disability of the Participant or to retirement of the Participant after the age of 65)], any portion of an Award not then vested shall become 100% vested as of such time. If a Participant's service is terminated by reason of resignation or refusal to serve after having been nominated to serve by the Board (unless such resignation or refusal to serve is due to total and permanent physical or mental disability of the Participant or retirement of the Participant after the age of 65), any portion of an Award not then vested shall be forfeited effective as of such time.

     10. Assignability. No Award or any other benefit under this Plan constituting a stock option or other derivative security within the meaning of Rule 16b-3 shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. However, an officer or director may designate a beneficiary for any Award made to such officer or director.

     11.    Adjustments.

     (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred to prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

     (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards and (ii) the appropriate Fair Market Value and other price determinations of such Awards shall be adjusted proportionately. In the event of any consolidation or merger of the Company with another unaffiliated corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), adjustments or other provisions, including adjustments to avoid fractional shares, shall be made to all Awards to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, all restrictions with respect to Awards shall lapse.

     12. Restrictions. No Common Stock shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that this Plan comply in all respects as a fixed or formula award under Rule 16b-3, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention, and that if any provision of this Plan is found not to be in compliance as a fixed or formula award under Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply as a fixed or formula award under Rule 16b-3. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

     13. Unfunded Plan. This Plan shall be unfunded. Any liability or obligation of the Company to any Participant with respect to a grant under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

     14. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

     15. Effective Date of Plan. This Plan shall be effective as of December 3, 1996 (the "Effective Date"). Notwithstanding the foregoing, the adoption and effectiveness of this Plan and any Awards granted hereunder is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders held on or before June 30, 1997. If the stockholders of the Company should fail so to approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect and all grants of Awards hereunder shall be null and void.

     16. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean any "Person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (i) the Executive, (ii) the Company or any of its subsidiaries or Affiliates (as that term is defined in the Exchange Act),
(iii) any Person subject, as of the date of this Agreement or at any prior time, to the reporting or filing requirements of Section 13(d) of the Exchange Act with respect to the securities of the Company or any Affiliate,
(iv) any trustee or other fiduciary holding or owning securities under an employee benefit plan of the Company, (v) any underwriter temporarily holding or owning securities of the Company, or (vi) any corporation owned directly or indirectly by the current stockholders of the Company in substantially the same proportion as their then ownership of stock of the Company) becomes, after the date of this Agreement, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities.